September 27, 2011


Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603


RE:      First Trust Energy Infrastructure Fund


Ladies and Gentlemen:

       As special Massachusetts counsel for First Trust Energy
Infrastructure Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 on September 27, 2011.

       In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Bingham McCutchen LLP

                                           BINGHAM MCCUTCHEN LLP